             REAL ESTATE PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

                                   between

                           SOUTHFORK PARTNERSHIP

                                     and

                           NORTHFORK COMMUNITIES

                              TABLE OF CONTENTS
                              -----------------
                                                                          Page
                                                                          ----
ARTICLE 1.    The Transaction................................................1

ARTICLE 2.    Purchase Price; Assumption of Liabilities......................1
     2.1      Amount and Payment.............................................1
     2.2      Assumption of Liabilities......................................1
     2.3      School District Reimbursements.................................1
              2.3.1    Reimbursements to School Districts....................2
              2.3.2    Reimbursements from School Districts..................3

ARTICLE 3.   Completion of Sale..............................................3
     3.1     Place and Date..................................................3

ARTICLE 4.   Title to the Property...........................................4
     4.1     Review of Preliminary Report....................................4
     4.2     Title Delivered at Closing......................................4

ARTICLE 5.   Review of the Property..........................................5
     5.1     Delivery of Documents...........................................5
     5.2     Access for Review...............................................5
     5.3     Entitlements....................................................6

ARTICLE 6.   Representations and Warranties..................................6
     6.1     Seller..........................................................6
     6.2     Buyer...........................................................7
     6.3     Survival of Representations and Warranties......................7

ARTICLE 7.   Specific Covenants..............................................7
     7.1     Seller..........................................................7
     7.2     Buyer...........................................................8
     7.3     Environmental Agreement.........................................8
     7.4     Confidentiality.................................................9
     7.5     Broker's Commission............................................10
     7.6     Real Property Tax Refunds......................................10
     7.7     Survival of Covenants and Agreements...........................10

ARTICLE 8.   Conditions Precedent...........................................10
     8.1     Seller.........................................................10
     8.2     Buyer..........................................................10

ARTICLE 9.   Closing........................................................11
     9.1     Procedure......................................................11
     9.2     Possession.....................................................11
     9.3     Closing Costs..................................................11
     9.4     Prorations.....................................................11

ARTICLE 10.  General........................................................12
     10.1    Notices........................................................12
     10.2    Assignment.....................................................12
     10.3    Attorneys' Fees................................................12
     10.4    Escrow Holder Authorized to Complete Documents.................12

     10.5    Recordation of Documents.......................................12
     10.6    Delivery of Documents and Funds................................13
     10.7    Performance by Escrow Holder...................................13
     10.8    Risk of Loss...................................................13
     10.9    Condemnation...................................................13
     10.10   Interpretation.................................................13
     10.11   Titles, Captions and Paragraphs................................13
     10.12   Gender.........................................................13
     10.13   No Waiver......................................................13
     10.14   Modifications..................................................14
     10.15   Severability...................................................14
     10.16   Merger of Prior Agreements and Understandings..................14
     10.17   Time of Essence................................................14
     10.18   Counterparts...................................................14
     10.19   Exhibits Incorporated by Reference.............................14
     10.20   Computation of Time............................................14
     10.21   Buyer's Materials Concerning Property..........................14
     10.22   Other Documents; Cooperation of Parties........................14
     10.23   Preliminary Change of Ownership Report.........................14
     10.24   Not an Offer...................................................14


                                                            First Referred to
                                                           in Article/Section:

Exhibit A    Property                                                      1.1
Exhibit B    Grant Deed                                                      4
Exhibit C    Assignment                                                    9.1
Exhibit D    Certificate of Non-Foreign Status                             9.1
Exhibit E    Certificate of Status

              REAL ESTATE PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


THIS REAL ESTATE PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS ("Agreement") is made on July __, 1998, between Southfork Partnership, a California general partnership ("Buyer"), and Northfork Communities, a California general partnership ("Seller"), in consideration of the covenants in this Agreement and for other valuable consideration acknowledged by the parties as adequate, and with reference to the following facts:

A. The subject of this Agreement is that certain land situated in the County of Placer, State of California, more particularly described in Exhibit A attached hereto and incorporated herein ("Land"). The Land is subject to a Tentative Subdivision Map dated April, 1992 ("Tentative Subdivision Map"), which will subdivide the Land into 97 single-family residential lots ("Lots").

B. Buyer desires to purchase the Property (as defined in Section 1.1) and Seller desires to sell the Property to Buyer in accordance with the terms and provisions set forth below.


                                ARTICLE 1.
                                ----------

                             The Transaction
                             ---------------

1.1 In accordance with this Agreement, Buyer agrees to purchase from Seller and Seller agrees to sell to Buyer the Land together with all easements and rights appurtenant to such Land and any and all entitlements applicable to such Land (collectively, "Property") for the price and upon the terms and conditions hereinafter set forth.


                                ARTICLE 2.
                                ----------
                Purchase Price; Assumption of Liabilities
                -----------------------------------------

2.1 Amount and Payment. The purchase price for the Property shall be Three Million Dollars ($3,000,000). At the Closing on the Closing Date (defined in Section 3.1), Buyer shall pay the total purchase price for the Property to Seller in cash or immediately available funds.

2.2 Assumption of Liabilities. Upon the terms and subject to the conditions contained in this Agreement, Buyer shall assume, or take the Property subject to, effective as of the time of day on the Closing Date that Escrow Agent telephonically or in writing notifies Seller and Buyer that Escrow has closed, Seller's obligations pertaining to the development of the Property under the Property Documents (as defined in Section 5.1), which include, without limitation, the obligation to undertake and complete (i) the Lots under the conditions of the Tentative Subdivision Map, (ii) the wetlands mitigation requirements applicable to the Property and (iii) any necessary improvements required by and in accordance with the Tentative Subdivision Map and any other conditions of approval set forth or referred to in the Property Documents. To the best knowledge of Seller, the Property Documents set forth all of the obligations regarding the development of the Property in accordance with the Tentative Subdivision Map. Seller shall retain responsibility for a liability or obligation relating to the development of the Property if, and only if, the liability or obligation is one of which Seller has actual knowledge and which Seller fails to disclose to Buyer in the Property Documents or otherwise.

2.3 School District Reimbursements.  Seller entered into an
Agreement with the Roseville Joint Union High School District ("Roseville District") dated May 21, 1993 ("Roseville Agreement") and a Construction Reimbursement Agreement with the Eureka Union High School District ("Eureka District") dated June 14, 1994 ("Eureka Agreement"). The Roseville Agreement and the Eureka Agreement are referred to herein as the "School District Agreements" and the Eureka District and the Roseville District are referred to herein as the "School Districts."

            2.3.1  Reimbursements to School Districts.

      A.   Under the School District Agreements,
the Seller is obligated to reimburse the School Districts for costs incurred in connection with certain construction activities and improvements made to or for the benefit of the Land. It is estimated that the total amount to be reimbursed to the School Districts under the School District Agreements is, as of the Closing Date, One Million One Hundred Eighty-Five Thousand Dollars ($1,185,000) (the "Maximum Reimbursement Amount"), consisting of approximately Two Hundred Ninety-Two Thousand Dollars ($292,000) owed to the Eureka District and approximately Eight Hundred Ninety-Three Thousand Dollars ($893,000) owed to the Roseville District. Effective as of the Closing Date, Buyer shall assume and become responsible for paying any reimbursements owed to the School Districts under the School District Agreements with respect to all matters occurring under the School District Agreements prior to the Closing Date ("Pre-Closing Date Matters") to the extent the total amount of such reimbursement payments required to be made does not exceed the Maximum Reimbursement Amount. Buyer acknowledges that the Maximum Reimbursement Amount includes interest accrued on the amounts to be reimbursed to the School Districts up to and including the Closing Date, and Buyer shall be responsible for and shall pay interest accrued on such amounts up to and including the Closing Date; provided, however, that Buyer's obligation for payment of such interest shall not cause an increase in the Maximum Reimbursement Amount. Seller shall be responsible for the payment of interest on amounts to be reimbursed to the School Districts for Pre-Closing Date Matters accrued during the period from and after the Closing Date to the date of the School District Letters (defined below). Buyer shall be responsible for payment of interest on the amounts to be reimbursed to each School District for Pre-Closing Date Matters accrued from and after the date of the School District Letter applicable to such School District.

     B.   Seller shall have the right and
responsibility to negotiate with each of the School Districts regarding the total amount to be reimbursed to each such School District under the School District Agreements with respect to Pre-Closing Date Matters. Seller shall allow a representative of Buyer to observe any and all such negotiations, but the Seller shall have the sole right to conclude negotiations and reach agreements with the School Districts on the total amount to be reimbursed to each School District with respect to Pre-Closing Date Matters. Seller shall use its reasonable good faith efforts to conclude negotiations with the School Districts and reach agreements regarding the amount to be reimbursed to each School District with respect to Pre-Closing Date Matters as soon as possible after the Closing Date. The amount to be reimbursed to each School District with respect to Pre-Closing Date Matters shall be set forth in a letter from the School District to Seller ("School District Letter"), which Seller shall obtain and deliver to Buyer upon reaching agreement with each School District regarding the amounts to be reimbursed. Buyer will cooperate with Seller in connection with Seller's negotiations with the School Districts and will not take any action or refrain from taking any action so as to hinder or delay Seller in reaching agreements with the School Districts regarding the reimbursement amounts. Seller shall have no right to amend the School District Agreements without the approval of Buyer, which approval shall not be unreasonably withheld.

     C. The total amount of reimbursements to be made to the School Districts as set forth in the School District Letters is referred to herein as the "Total Reimbursement Obligation." To the extent the Total Reimbursement Obligation is less than the Maximum Reimbursement Amount, the difference between the Total Reimbursement Obligation and the Maximum

Reimbursement Amount shall be paid by Buyer to Seller and treated as additional purchase price for the Property. Buyer shall deliver to Seller no later than ten (10) days after Seller's delivery to Buyer of copies of the School District Letters a cashier's or bank certified check equal to the amount by which the Total Reimbursement Obligation is less than the Maximum Reimbursement Amount.

     D.   To the extent the Total Reimbursement
Obligation exceeds the Maximum Reimbursement Amount Seller shall pay to Buyer the amount by which the Total Reimbursement Obligation exceeds the Maximum Reimbursement Amount. To provide a source of funding for payment of the amount by which the Total Reimbursement Obligation exceeds the Maximum Reimbursement Amount, Seller shall instruct the Escrow Holder to retain in escrow after the Closing Date the sum of $250,000 ("Holdback Amount") from the proceeds of the sale of the Property which are payable to Seller. Seller shall deliver to Escrow Holder copies of the School District Letters. If the Total Reimbursement Obligation, as evidenced by the School District Letters, is less than the Maximum Reimbursement Amount, Escrow Holder shall, upon receipt of the School District Letters, disburse the Holdback Amount to Seller. If the Total Reimbursement Obligation, as evidenced by the School District Letters, exceeds the Maximum Reimbursement Amount, Escrow Holder shall, upon receipt of the School District Letters, disburse to Buyer from the Holdback Amount the amount by which the Total Reimbursement Obligation exceeds the Maximum Reimbursement Amount and disburse to Seller the remaining portion of the Holdback Amount. Escrow Holder shall not be required to obtain the consent of the Buyer in order to make such disbursements of the Holdback Amount.

     E.   To the extent the Total Reimbursement
Obligation exceeds the Maximum Reimbursement Amount plus the Holdback Amount (such excess being referred to as the "Excess Amount"), Seller shall pay to Buyer such Excess Amount and treat such payment as a reduction in the purchase price. Seller shall deliver to Buyer no later than ten (10) days after Seller's delivery to Buyer of copies of the School District Letters a cashier's or bank certified check equal to the Excess Amount.

     F.   Buyer shall protect, defend, indemnify
and hold Seller harmless from any and all actions, causes of action, suits, claims, costs, losses, penalties, damages, liabilities and expenses of any kind, whatsoever, including reasonable attorneys' fees ("Claims") based on or arising out of Buyer's failure or refusal to pay any reimbursements owed to the School Districts with respect to Pre-Closing Date Matters and any interest accrued on amounts to be reimbursed to each School District for Pre-Closing Date Matters from and after the date of the School District Letter applicable to such School District. Seller shall protect, defend, indemnify and hold Buyer harmless from and against any and all Claims based on or arising out of Seller's failure to pay any interest accrued on amounts to be reimbursed to the School District for Pre-Closing Date Matters that accrues during the period from and after the Closing Date to the date of each School District Letter.

     2.3.2 Reimbursements from School Districts. As a result of work to be done after the Closing pursuant to the School District Agreements, Buyer will be entitled to reimbursement of certain costs from the School Districts. Buyer is hereby assigned, effective as of the Closing, all right, title and interest in and to any reimbursements from the School Districts which relate to work done by Buyer after the Closing.

                                ARTICLE 3
                                ---------

                            Completion of Sale
                            ------------------

3.1 Place and Date. The purchase and sale of the Property shall be completed in accordance with Article 9 (the "Closing"). The Closing shall occur through an escrow with Placer Title Company ("Title Company") at 2150 Douglas Blvd., Suite 260, Roseville, California 95661, Attn: Sue Weaver

("Escrow Holder"), on or before July 29, 1998 ("Closing Date").
Before the Closing Date, Seller and Buyer each shall sign and deliver to Escrow Holder Escrow Holder's standard written escrow instructions.

                                ARTICLE 4
                                ---------

                          Title to the Property
                          ---------------------

4.1  Review of Preliminary Report.  As of the Effective
Date, Seller has caused the Title Company to provide to Buyer a copy of a Preliminary Report dated June 26, 1998 ("Preliminary Report") issued by the Title Company, together with legible copies of all recorded documents described in the Preliminary Report. If any title exceptions are recorded against the Property before the Close of Escrow in addition to those specified in the Preliminary Report, Escrow Holder shall cause the Title Company to issue a supplemental preliminary report ("Supplemental Report"). Buyer shall have three (3) days after receipt of the Preliminary Report with respect to any title exceptions shown in the Preliminary Report, and two (2) days after receipt of any Supplemental Report, to review the title exceptions shown therein and to deliver to Seller notice of disapproval of any title exceptions disclosed in any such report. Buyer shall be deemed to have approved the exceptions to title shown on the Preliminary Report and any Supplemental Report unless Buyer delivers to Seller written notice of disapproval of any such exceptions within the time periods set forth in this Section 4.1 for delivering any such notice. Any title exceptions that are not specifically disapproved by Buyer are referred to herein as "Approved Exceptions." If any title exceptions are specifically disapproved, Seller shall notify Buyer in writing within two (2) days of Buyer's notice of the disapproved title exceptions whether Seller elects to cure such title exceptions. If Seller notifies Buyer within such two (2) day period that Seller elects to cure such title exceptions, Seller shall have three (3) days from the date of such Seller's notice to cure such disapproved exception. If, however, Seller notifies Buyer, within the three (3) day period after the date of Buyer's notice of disapproval, that Seller elects not to cure a disapproved exception, then Buyer shall have two (2) days after the receipt of Seller's notice of election not to cure the disapproved exception to waive its prior disapproval. If Buyer does not deliver written notice of its election to waive its prior disapproval, then the disapproved and uncured exception will be deemed disapproved. Any time periods relating to Seller's cure of a title exception or Buyer's decision to waive a prior disapproval of a title exception shall be added to and extend the Closing Date by a like number of days, but in no event more than five (5) days. If a title exception is disapproved in accordance with this Section 4.1 and Seller does not cure such exception within the time period described in this
Section 4.1, Buyer may terminate the Escrow by delivering a written notice of termination to Seller and the Escrow Agent. Upon such termination, this Agreement shall be terminated. Seller shall thereupon be released from its obligation to sell the Property to Buyer, and Buyer shall be released from any obligation to purchase the Property.

4.2 Title Delivered at Closing. At the Closing, Seller shall convey fee title to the Property to Buyer by a duly executed and acknowledged Grant Deed (the "Grant Deed") in the form of Exhibit B attached hereto, free and clear of all liens, encumbrances, leases, easements, restrictions, rights, covenants and conditions of any kind or nature whatsoever, except only the following: (i) the effect of zoning and other ordinances applicable to the Property, (ii) non-delinquent general, special and supplemental taxes and assessments; (iii)) any matters set forth in the printed form portion of the ALTA Owner's Extended Title Policy; (iv) the Approved Exceptions; and (iv) those matters affecting title or possession caused by the action or inaction of Buyer or its agents, contractors or invitees (collectively, "Permitted Exceptions").

                                   ARTICLE 5
                                   ---------

                             Review of the Property
                             ----------------------

5.1  Delivery of Documents.  As of the Effective Date,
Seller, at Seller's expense, has delivered to Buyer copies of the following documents ("Property Documents") to the extent any of them are in Seller's possession or control:

(a) The real property tax and assessment bills for the current tax year and the immediately preceding three (3) tax years for the Property; and

(b) All surveys, reports, studies, investigations, legal notices, contracts, agreements, licenses, permits and other items affecting the Property, including without limitation copies of the recorded documents delivered with the Preliminary Report and which constitute Approved Exceptions and all such items concerning any past or present release or threatened release of any Hazardous Substances (as defined in Section 6.1) in, on, under or within the Property or the compliance of the Property with Environmental Laws (as defined in Section 6.1).

5.2  Access for Review.  Prior to the Closing Date,
Seller shall provide Buyer and Buyer's representatives access to the Property at all reasonable times to make (at Buyer's sole cost) such studies, inspections, tests (including subsurface tests, borings, samplings and measurements) and verifications as Buyer, in Buyer's discretion, considers reasonably necessary or desirable in the circumstances. Buyer, its employees, contractors, representatives, agents, contractors and invitees shall (i) perform all work permitted under this Section 5.2 in a diligent, expeditious and safe manner, (iii) in connection with such inspection not allow any Hazardous Substances on the Property or allow any dangerous or hazardous condition to continue beyond the completion of the work permitted under this
Section 5.2, (iii) comply with all applicable laws and governmental regulations, (iv) keep the Property free and clear of all mechanics' and materialmen's liens or other liens arising out of the entry or work performed under this Section 5.2 by Buyer, its employees, invitees, representatives, agents and contractors, and (v) dispose of all soil borings and groundwater samples obtained by Buyer or its representatives at their own cost in accordance with all applicable laws, provided, that if such soil borings and groundwater samples are found to contain Hazardous Substances, that Seller shall have the responsibility for disposing of such soil borings and groundwater samples that contain Hazardous Substances. After entry, Buyer shall immediately restore the Property to substantially the same condition as before Buyer entered the Property. Buyer shall indemnify, defend (with counsel acceptable to Seller in its good faith judgment) and hold harmless Seller, its officers, directors, shareholders, members, employees, lenders, attorneys, partners, representatives, agents, trustees, beneficiaries, heirs, successors and assigns (collectively, the "Indemnified Parties") from and against all claims, liabilities, damages, losses, costs or expenses (including, without limitation, attorneys' fees) arising from or relating to the entry onto the Property by Buyer, its employees, invitees, agents, representatives or contractors. Buyer shall not be responsible, however, for indemnifying Seller with respect to any conditions existing on the Property as of the date of Buyer's entry onto the Property which Buyer discovers through its investigations. Buyer's obligations under this Section 5.2 shall survive the Closing and shall not be limited by any insurance required under this Agreement. Buyer shall maintain worker's compensation and comprehensive liability insurance to cover activities on the Property by Buyer, its agents, representatives and contractors. At least one (1) day before entering on the Property, Buyer shall deliver to Seller a certificate of insurance evidencing insurance coverage in compliance with the terms of this Section. Buyer shall maintain and keep in effect, at Buyer's sole expense, at all times, a comprehensive liability insurance policy (or adequate self-insurance reasonably approved by Seller) having a combined liability limit of at least Two Million Dollars ($2,000,000). The insurance coverage shall be primary and noncontributing with any insurance which may be carried by Seller, and shall name Seller as an additional insured. The insurance coverage shall also provide that it may not be canceled or modified without at least thirty (30) days prior written notice to Seller.

5.3 Entitlements. Buyer may pursue such entitlements or approvals for the Property (including without limitation one or more lot line adjustments, a parcel map, and/or specific plan amendment) as Buyer may elect in its sole discretion. Seller agrees to cooperate with Buyer and to execute all documents reasonably approved by Seller and required in connection with any such entitlements and approvals. In no event, however, shall Buyer's obtaining any entitlements or other approvals be a condition to Buyer's obligations under this Agreement or any other agreement between Buyer and Seller.


                                ARTICLE 6
                                ---------

                     Representations and Warranties
                     ------------------------------

6.1  Seller.  Whenever the words "Seller's knowledge,"
"Seller's best knowledge," or words of similar import are used in this Agreement, they shall mean the knowledge of the employees and officers of Seller who have participated directly in the management and development of the Property. Seller hereby makes the following representations and warranties to Buyer with the understanding that each such representation and warranty is material and is being relied upon by Buyer:

  (a)  Seller is a general partnership, duly
organized and validly existing under the laws of the State of California. Seller has full power and authority to enter into this Agreement and to perform this Agreement. The execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by all necessary action on the part of Seller and all required consents and approvals have been duly obtained.

  (b) Neither Seller nor any employee, officer or independent contractor (including any manager of the Property) of Seller has released any Hazardous Substance in violation of applicable law in, under or on the Property. To Seller's knowledge, and without investigation or inquiry, except to the extent shown in records, reports and/or documents delivered to Buyer by Seller under Section 5.1: (i) no release of Hazardous
Substances in violation of applicable law has occurred in, under or on the Property, (ii) Seller has not given or received notice of any release of Hazardous Substances in, under or on the Property, and (iii) Seller is unaware of any threatened or actual governmental or third party claims concerning the existence of Hazardous Substances in, under or on the Property.
Buyer shall not disclose to any governmental or quasi-governmental agency, or to any other party other than to Buyer's environmental consultants (from whom Buyer will obtain non-disclosure covenants similar to this one) the existence or suspected existence of Hazardous Substances on the Property without Seller's prior written approval, which may be withheld in Seller's sole discretion. As used in this Agreement, the following definitions shall apply "Environmental Laws" shall mean all federal, state and local laws, ordinances, rules and regulations relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater. "Hazardous Substances" shall mean any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant or contaminant, or words of similar import, in any of the Environmental Laws.

  (c)  Seller is not a "foreign person" as defined in
Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

  (d) No California withholding of tax or reporting pursuant to California Revenue and Taxation Code Sections
18805,18815 and 26131 will be required with respect to the sale of the Property by Seller.

6.2 Buyer. Buyer represents and warrants to Seller as of the date of this Agreement as follows:

  (a)  Buyer is a general partnership duly
incorporated and organized and validly existing under the laws of the State of California. Buyer has full corporate power and authority to enter into this Agreement and to perform this Agreement. The execution, delivery and performance of this Agreement by Buyer have been duly and validly authorized by all necessary action on the part of Buyer and all required consents and approvals have been duly obtained.

  (b)  Except for the express representations,
warranties and covenants of Seller set forth in this Agreement, neither Seller nor any other person (other than Buyer's consultants) has made any representations or warranties to Buyer with respect to the Property or any part or aspect thereof, and Buyer agrees that it will have the opportunity to conduct such investigations and inspections of the Property as Buyer may deem necessary for Buyer's decision to acquire and use the Property.

  (c) Buyer agrees that (i) except as expressly set forth to the contrary in this Article 6, this Agreement and sale are made without warranties, representations or guarantees by Seller or any representative of Seller; (ii) the Property is purchased by Buyer on an "AS-IS," "WITH-ALL-FAULTS" basis and subject to any Hazardous Substances and environmental and/or other condition which may exist, including all defects seen and unseen and all conditions natural and artificial; (iii) all records, reports, and other documents have been delivered by Seller to Buyer only as an accommodation to Buyer and without any warranty or representation by Seller except to the extent expressly set forth above; and (iv) Buyer's decision to purchase the Property is based only on the investigation, study and analysis of all aspects of the Property as made by Buyer and/or Buyer's agents, employees, representatives and contractors (collectively, "Buyer's Investigation"). Buyer acknowledges that the purchase price has been finally agreed to without regard to any gross or net acreage which the Property may contain. By proceeding with the Closing, Buyer acknowledges that it has had full access to the Property and all aspects thereof which Buyer determines are material or important to Buyer and that it has, by Buyer's Investigation and otherwise, fully evaluated the Property, Buyer's plans therefor, and the fairness to Buyer of the purchase price and all other terms of this Agreement. Except as otherwise specifically provided in this Agreement, all statements and representations made by Seller and Seller's agents and contractors (a) are intended by Buyer and Seller to be made only as an accommodation to Buyer and Buyer's Investigation and not in lieu of Buyer's Investigation, and (b) are not to be relied on or acted on by Buyer.

6.3 Survival of Representations and Warranties. The representations of Buyer and Seller under this Agreement shall survive the Closing for a period of three years after the Closing Date. After the expiration of such three-year period, no action may be brought by either party with respect to any breach of any representation or warranty made in this Agreement.


                                ARTICLE 7
                                ---------

                            Specific Covenants
                            ------------------

7.1  Seller.  Seller covenants with Buyer as follows:

  (a) Between the date of this Agreement and the Closing Date, Seller shall cause the Property to be managed, operated and maintained in the ordinary course of business.

  (b) Between the date of this Agreement and the Closing Date, Seller shall not in any manner without Buyer's prior written consent sell, convey, assign, option, lease, transfer, encumber or otherwise dispose of the Property or any part thereof or interest therein or commence or pursue any land use entitlements or approvals for the Property (other than permits and approvals required in the normal course of Seller's present uses of the Property).

  (c) Between the date of this Agreement and the Closing Date, Seller shall not, through any act or omission of Seller, cause a material adverse change to occur in the environmental condition of the Property.

7.2 Buyer. Buyer covenants that upon termination of this Agreement without Buyer having acquired the entire Property, Buyer shall as partial consideration for this Agreement immediately deliver to Seller at no cost to Seller copies of all studies, reports and other work product of Buyer and its consultants pertaining to the Property other than that which is proprietary to Buyer and is customarily safeguarded by Buyer as confidential.

7.3 Environmental Agreement. Seller and Buyer agree that the Property has been historically used, among other things, for agricultural purposes. Notwithstanding any provision of this Agreement or of law to the contrary, Seller and Buyer agree to allocate responsibility and liability for all potential environmental matters arising out of such use or in any other way arising out of or associated or connected with the Property as set forth in the following subsections:

  (a) Buyer acknowledges the prior agricultural and other uses of the Property and takes the Property "As Is," with all faults and conditions thereon and thereunder. Except as expressly set forth in Section 6.1, Seller makes no representations or warranties, expressed or implied, with respect to the environmental condition of the Property or the surrounding property (including without limitation all facilities, improvements, structures and equipment thereon and soil and groundwater thereunder), or compliance with any Environmental Laws. Except to the extent of a breach of a representation under Section 6.1, Seller makes no indemnifications, expressed or implied, for any costs, claims or liabilities arising out of or related to the presence, discharge, treatment, recycling, storage, use, transportation, generation, disposal, migration or release on, in, under, from or about the Property (including without limitation all facilities, improvements, structures and equipment thereon and soil and groundwater thereunder) of any Hazardous Substances.

  (b) Buyer agrees that any demolition, response, clean-up or remedial measures taken by or on behalf of Buyer with regard to the Property, or the soil or the groundwater thereunder, including any measures addressing environmental conditions of the Property, or the soil or the groundwater thereunder, shall comply with all applicable federal, state and local laws and regulations and be done in an environmentally sound manner.

  (c)  Except for any breach by Seller of its
representations and warranties under Section 6.1, beginning on the Closing Date, Buyer shall indemnify, protect, defend (with legal counsel acceptable to Seller in its good faith discretion) and hold harmless the Indemnified Parties (as defined in Section 5.2) against and in respect of any and all liabilities, claims, damages, costs and expenses (including, without limitation, attorneys' fees, fines, penalties, consequential damages, and response or remedial costs) arising out of, related to or incurred in connection with: (a) the environmental condition of the Property and the surrounding property (including, without limitation, all facilities, improvements, structures and equipment thereon and soil and groundwater thereunder), resulting from the ownership of the Property or operations thereon by or on behalf of Buyer, or its beneficiaries, partners, heirs, affiliates, agents, successors, tenants, transferees, or any other "Owner or Operator" (as defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. 9601 et seq., as amended ("CERCLA")) of the Property whether before or after the Closing Date; (b) (i) the release of any Hazardous Substances into, onto or from the Property whether before or after the Closing Date; or (ii) any arrangement of Buyer, its affiliates, successors, agents, tenants, transferees, or any other Owner or Operator of the Property whether before or after the Closing Date for the presence, discharge, treatment, recycling, storage, use, transportation, generation, migration or disposal at any facility owned or operated by any person or entity of any Hazardous Substances which are present on or under the Property, or have been or may be deposited at, disposed on, or released onto the Property; and (c) demolition, cleanup or other response or remedial measures with regard to environmental conditions on or around the Property resulting from the ownership, development or use of the Property by Buyer, whether before or after the Closing Date.

  (d) Buyer hereby waives, releases and discharges the Indemnified Parties from any and all environmental suits, causes of action, legal or administrative proceedings, liabilities, claims, damages, losses, costs and expenses of whatever kind, known or unknown, including any action under any Environmental Laws, which Buyer had, has or may have, based upon the presence, discharge, treatment, recycling, use, migration, storage, generation, release, disposal or transportation to or from the Property of any Hazardous Substances or the environmental condition of the Property (including, without limitation, all facilities, improvements, structures and equipment thereon and soil and groundwater thereunder). Buyer hereby agrees, represents and warrants that the matters released herein are not limited to matters which are known, disclosed or foreseeable, and Buyer hereby waives any and all rights and benefits which it now has, or in the future may have, conferred upon Buyer by virtue of the provisions of Section 1542 of the California Civil Code, which provides:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Buyer hereby agrees, represents and warrants that it is familiar with, has read and understands California Civil Code Section 1542 and Buyer realizes and acknowledges that factual matters now unknown to it may have given, or may hereinafter give, rise to actions, legal or administrative proceedings, claims, demands, debts, controversies, damages, costs, losses, liabilities and expenses which are presently unknown, unanticipated and unsuspected and Buyer further agrees, represents and warrants that the provisions of this Section 7.3 have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit the Indemnified Parties from any such unknown causes of action, legal or administrative proceedings, claims, demands, debts, controversies, damages, costs, losses, liabilities any way related to this Agreement or the Property.

  (e) Notwithstanding anything to the contrary set forth in Sections 7.3(c) and (d), above, Buyer shall not indemnify or release Seller with respect to any liability or condition arising as a result of Seller's own acts or omissions or the acts or omissions of any property manager of Seller. Buyer's obligations under this Section 7.3 shall survive the Closing.

7.4 Confidentiality. At all times after the date of this Agreement and both before and after the Closing, unless consented to in writing by both Seller and Buyer, no press release or other public disclosure concerning the purchase price or other terms of this transaction shall be made by any person, and each party agrees to use best efforts to prevent such disclosure, other than (a) to employees, agents and consultants of the parties who are involved in the ordinary course of business with this transaction, all of whom shall be instructed to comply with the confidentiality provisions hereof; or (b) in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or as otherwise required to comply with laws. Buyer agrees that the purchase price and all information furnished by Seller to Buyer or obtained by Buyer in the course of Buyer's Investigation of the Property or in any way arising from or relating to any and all studies of or entries upon the Property by Buyer, its agents, contractors, invitees or representatives, shall be treated as confidential information and further, that if any such confidential information is disclosed to third parties, Seller may suffer damages and irreparable harm. Buyer shall furnish Seller with copies of all reports or studies made in connection with Buyer's Investigation within a reasonable time (not to exceed ten (10) days) of receipt of same by Buyer.

7.5 Broker's Commission. Buyer and Seller each represent to the other that it has not authorized any broker or finder to act on its behalf in connection with the sale and purchase of the Property and that such party has not dealt with any broker or finder purporting to act on behalf of any other party. Each party hereto agrees to indemnify the other party from and against any and all losses, liens, claims, judgments, liabilities, costs, expenses or damages (including reasonable attorneys' fees and court costs) of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by such party or on its behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby.

7.6 Real Property Tax Refunds. Any real property tax refund applicable to the Property for any period of time prior to the Closing Date will be and remain the property of Seller, and, if Buyer receives any such refund, Buyer shall deliver the same to Seller immediately upon receipt.

7.7 Survival of Covenants and Agreements . The covenants and agreements set forth in Article 2, Article 5 and Article 7 shall survive the Closing.


                                ARTICLE 8
                                ---------

                           Conditions Precedent
                           --------------------

8.1 Seller. The obligation of Seller to sell the Property to Buyer is subject to satisfaction of all of the conditions set forth in this Section 8.1. Seller may waive any or all of such conditions in whole or in part, but any such waiver shall be effective only if made in writing. After the Closing, any such condition that has not been satisfied shall be deemed waived by Seller. No such waiver shall constitute a waiver by Seller of any of its rights or remedies if Buyer defaults in the performance of any covenant of Buyer under this Agreement or if Buyer breaches any representation or warranty of Buyer in this Agreement.

  (a) On the Closing Date, Buyer shall not be in default in the performance of any covenant or agreement to be performed by Buyer under this Agreement.

  (b) On the Closing Date, all representations and warranties made by Buyer in Section 6.2 shall be true and correct as if made on and as of the Closing Date.

8.2 Buyer. The obligation of Buyer to purchase the Property from Seller under this Agreement is subject to satisfaction of all of the conditions set forth in this Section
8.2. Buyer may waive any or all of such conditions in whole or in part, but any such waiver shall be effective only if made in writing. After the Closing, any such condition that has not been satisfied shall be deemed waived by Buyer. No such waiver shall constitute a waiver by Buyer of any of its rights or remedies if Seller defaults in the performance of any covenant of Seller under this Agreement or if Seller breaches any representation or warranty of Seller in this Agreement.

  (a) On the Closing Date, Seller shall not be in default in the performance of any covenant or agreement to be performed by Seller under this Agreement.

  (b)  On the Closing Date, all covenants,
representations and warranties made by Seller in Section 6.1 shall be true and correct as if made on and as of the Closing Date. In no event shall Seller be liable after the Closing for its breach of any covenant, representation or warranty if Buyer was given written notice of such breach before the Closing.

  (c) On the Closing Date, Title Company shall be unconditionally and irrevocably committed to issue to Buyer an American Land Title Association Owner's Policy of title insurance ("Title Policy") with liability equal to the purchase price, containing such endorsements as Buyer may require (provided that Title Company is willing to issue such endorsements), insuring that fee title to the Property is vested in Buyer subject only to the Permitted Exceptions. The issuance of the Title Policy shall be in lieu of any express or implied warranty of Seller concerning title to the Property. Buyer agrees that its only remedy for any error or omission in the Title Policy shall be solely against Title Company.


                               ARTICLE 9
                               ---------

                                Closing
                                -------

9.1 Procedure. Seller and Buyer shall cause the following to occur at the Closing on the Closing Date:

  (a) The Grant Deed, duly executed and acknowledged by Seller, shall be filed for recordation in the Official Records of Placer County and an assignment in the form attached hereto as Exhibit C ("Assignment") of all contracts, entitlements, rights, privileges and other assets, tangible and intangible, related to the Property shall be executed by Seller and delivered to Buyer.

  (b) Seller shall date as of the Closing Date, execute and deliver to Buyer (i) a Certificate of Non-Foreign Status in accordance with Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder in the form of attached Exhibit D, and (ii) a State of California counterpart FTB Form 590-RE.

  (c) Buyer shall pay to Seller the total purchase price for the Property in accordance with Article 2.

  (d)  The Title Company shall issue to Buyer the
Title Policy.

9.2 Possession. Seller shall transfer possession of the Property to Buyer on the Closing Date.

9.3 Closing Costs. The parties agree that closing costs will be paid in accordance with the custom and practice of Placer County, California. Specifically, Seller shall pay the portion of the premium for the Title Policy that would be charged for a California Land Title Association ("CLTA") owner's policy of title insurance, documentary transfer taxes and one-half of the escrow fee charged by the Escrow Holder. Buyer shall pay all costs in connection with an ALTA extended coverage owner's policy in excess of those that would be paid for a CLTA policy of title insurance, together with all survey costs and the costs of any endorsements to the Title Policy requested by Buyer, and one-half of the escrow fee charged by Escrow Holder.
When the Grant Deed is submitted for recordation, Escrow Holder shall ensure that the amount of the documentary transfer tax due is shown on a separate page which shall be affixed to the Grant
Deed by the Recorder only after the Grant Deed is recorded.

9.4 Prorations. All current taxes, assessments, utilities, and similar expenses of the Property shall be prorated between Seller and Buyer as of the Closing Date and, to the extent of information then available, such prorations shall be made at the Closing. Seller and Buyer shall use their best efforts prior to the Closing Date to prepare a schedule of prorations covering as many items to be prorated as practicable so such prorations can be made at the Closing.

                                   ARTICLE 10
                                   ----------

                                    General
                                    -------

10.1 Notices. All notices, consents, approvals, disapprovals and other communications under this Agreement shall be given in writing and either mailed by certified mail, return receipt requested, postage prepaid, delivered by hand (including messenger or recognized delivery, courier or air express service), or sent by facsimile to the party at the address set forth in this Section 10.1 or such other address as such party may designate by notice to the other party. All such notices and other communications, however transmitted, shall be deemed given on the date of receipt by the intended party. Any notice or other communication under this Agreement of a party by the attorney for such party.

     To Seller:          Northfork Communities
                         529 East South Temple
                         Salt Lake City, UT  84102-1089
                         Attn:  Paul J. Borden

     With Copy To:       K. Michael Garrett, Esq.
                         Pillsbury Madison & Sutro LLP
                         101 West Broadway, Suite 1800
                         San Diego, CA  92101

      To Buyer:          Southfork Partnership
                         c/o Coker-Ewing Company
                         3300 Douglas Blvd., Suite 250
                         Roseville, CA  95661-3807
                         Attn:  Robert B. Coker, Jr.

      With Copy To:      Patricia Elliott, Esq.
                         McDonough, Holland & Allen
                         555 Capitol Mall, Suite 950
                         Sacramento, CA  95814

10.2 Assignment. This Agreement shall be binding upon and shall inure to the benefit of Buyer and Seller and their respective representatives, successors and assigns as may be permitted below. Neither party shall have the right to assign this Agreement or any interest or right under this Agreement or under the Escrow or to appoint a nominee to act as Buyer under this Agreement without obtaining the prior written consent of the other party, which may be given or withheld by such party in its subjective, good faith judgment. In no event, however, shall any designation, assignment or nomination relieve either party of any obligations under this Agreement.

10.3 Attorneys' Fees. In any action between the parties arising out of this Agreement or the Escrow, or in connection with the Property, the prevailing party in the action shall be entitled, in addition to damages, injunctive relief or other relief, to its reasonable costs and expenses, including, without limitation, costs and reasonable attorneys' fees fixed by the court.

10.4 Escrow Holder Authorized to Complete Documents . If necessary, Escrow Holder is authorized to insert the date Escrow closes as the date of documents conveying interests.


10.5 Recordation of Documents. When all of the conditions in Article 8 have been satisfied or waived, Escrow Holder shall cause the Grant Deed and any other recordable instruments to be filed for recordation in the Office of the Placer County Recorder. Escrow Holder shall pay documentary transfer taxes based on a separate affidavit from Seller. Escrow Holder shall supply all parties listed in Section 10.1 with conformed copies of documents submitted for recording.


10.6  Delivery of Documents and Funds. Upon Close of
Escrow, Escrow Holder shall deliver to Seller and to Buyer all documents and funds to which each is entitled and for whose benefit those documents and funds were delivered to Escrow
Holder.

10.7 Performance by Escrow Holder. Escrow Holder is to be concerned only with those paragraphs under this Agreement where Escrow Holder is given instructions to perform certain acts or with those paragraphs where escrow holders generally and reasonably would be expected to act.

10.8 Risk of Loss. All risk of loss concerning the Property shall be borne by Seller only until the Closing Date. In the event of damage or destruction of more than fifty percent (50%) of the total square feet of the Property, Seller shall immediately give Buyer notice of the damage. Within five (5) days after delivery of the notice, Buyer shall elect, by delivering to Seller a written notice, either: (i) to terminate this Agreement in which event Buyer and Seller shall share equally all Escrow costs, or (ii) to proceed with the purchase of the Property and consummate this Agreement in accordance with its terms. Buyer's failure to deliver to Seller notice of its election within the five (5):day period shall be deemed Buyer's election to proceed with the purchase of the Property. If Buyer elects option (ii), Seller shall, at the Closing, assign to Buyer Seller's right, if any, to receive any insurance proceeds payable in connection with such damage or destruction.

10.9 Condemnation. If more than fifty percent (50%) of the Property, or any significant interest therein, is taken before the Closing Date as a result of condemnation (including the filing of any notice of intended condemnation or proceedings in the nature of eminent domain, or negotiations, offers or agreements prior to or in lieu of condemnation or eminent domain proceedings), Seller shall immediately give Buyer notice of the taking. Within five (5) days after Seller delivers the notice, Buyer shall elect, by delivering to Seller a written notice, either (i) to terminate this Agreement in which event Buyer and Seller shall share equally in all Escrow costs, or (ii) to proceed with the purchase of the Property and consummate this Agreement in accordance with its terms. Buyer's failure to deliver to Seller notice of its election within the five (5)-day period shall be deemed Buyer's election to proceed with the purchase of the Property. If Buyer elects option (ii), Seller shall, at the Closing, assign to Buyer all Seller's right, if any, to receive any portion of any condemnation award.


10.10 Interpretation. This Agreement is made under the laws of the State of California in effect at the time of the signing of this Agreement and shall be construed on the basis that both parties participated equally in the drafting, negotiating and finalizing of this Agreement. The parties consent to the jurisdiction of the California courts with venue in Placer County.

10.11 Titles, Captions and Paragraphs. Titles and captions are for convenience only and shall not constitute a portion of this Agreement. References to paragraph numbers are to paragraphs as numbered in this Agreement unless expressly stated otherwise.

10.12 Gender. As used in this Agreement, masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others where and when the context so dictates.

10.13 No Waiver. A waiver by either party of a breach of any of the covenants, conditions or agreements under this Agreement to be performed by the other party shall not be construed as a waiver of any succeeding breach of the same or other covenants, agreements, restrictions or conditions of this Agreement.

10.14 Modifications. Any alteration, change or modification of or to this Agreement, in order to become effective, shall be made in writing and in each instance signed on behalf of each party. In no event shall any amendment or other modification to this Agreement be implied by or construed from oral statements or from the conduct of any party.

10.15 Severability. If any term, provision, condition or covenant of this Agreement or its application to any party or circumstances shall be held, to any extent, invalid or unenforceable, the remainder of this Agreement, or the application of the term, provision, condition or covenant to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected, and shall be valid and enforceable to the fullest extent permitted by law.

10.16 Merger of Prior Agreements and Understandings. This Agreement contains the entire understanding between the parties relating to the subject matter hereof. All prior agreements, understandings, representations and statements, oral or written, regarding the subject matter hereof are merged into this Agreement and shall be of no further effect.

10.17 Time of Essence. Time is expressly made of the essence with respect to the performance by Buyer and Seller of each and every obligation and condition of this Agreement in general and of the Close of Escrow in particular.

10.18 Counterparts. This Agreement may be signed in multiple counterparts which, when signed by all parties, shall constitute a binding Agreement.

10.19 Exhibits Incorporated by Reference. All exhibits attached to this Agreement are incorporated into this Agreement by reference.

10.20 Computation of Time. The time in which any act is to be done under this Agreement is computed by excluding the first day (such as the day Escrow opens), and including the last day, unless the last day is a holiday or Saturday or Sunday, in which case the time shall be extended to the next business day.

10.21 Buyer's Materials Concerning Property. If for any reason Buyer fails to purchase the Property, Buyer shall deliver to Seller, when and as requested by Seller and for no additional consideration from Seller, all test results, studies, plans, reports and other materials prepared by, for, or in the possession of Buyer, or its agents, employees or contractors, relating to the Property. Seller shall have the right to retain and use these materials for any purpose whatsoever as partial consideration for entering into this Agreement.

10.22 Other Documents; Cooperation of Parties . Each party agrees to sign any other and further instruments and documents as may be reasonably necessary or proper in order to accomplish the intent of this Agreement.

10.23 Preliminary Change of Ownership Report. Buyer shall be fully responsible for all matters in connection with the filing of a Preliminary Change of Ownership Report in accordance with the California Revenue and Taxation Code Section 480.3.

10.24 Not an Offer. Seller's delivery of unsigned copies of this Agreement is solely for the purpose of review by the party to whom delivered, and neither the delivery nor any prior communications between the parties, whether oral or written, shall in any way be construed as an offer by Seller, nor in any way imply that Seller is under any obligation to enter the transaction which is the subject of this Agreement. The signing of this Agreement by Buyer constitutes an offer which shall not be deemed accepted by Seller unless and until Seller has signed this Agreement and delivered a duplicate original to Buyer.

  IN WITNESS WHEREOF, this Agreement has been executed as of the date first hereinabove written.

                                  BUYER:

                                  SOUTHFORK PARTNERSHIP, a
                                  California general partnership


                                  By:    COKER-EWING COMPANY, L.P.,
                                         a California Limited Partnership,
                                         General Partner

                                         By:  COKER DEVELOPMENT, INC., a
                                              California corporation,
                                              General Partner

                                              By:  /s/ Robert B. Coker, Jr.
                                                   _________________________
                                                   Robert B. Coker, Jr.,
                                                   President

                                         By:  EWING DEVELOPMENT, INC., a
                                              California corporation,
                                              General Partner

                                              By:  /s/ Harry W. Ewing
                                                   _________________________
                                                   Harry W. Ewing,
                                                   President

                                         By:  COKER-EWING COMPANY FOUR, a
                                              California general partnership,
                                              General Partner

                                              By:  CODI 4, a California
                                                   corporation, General Partner

                                                  By:   /s/ Robert B. Coker, Jr.
                                                        ________________________
                                                        Robert B. Coker, Jr.,
                                                        President

                                             By:  UD4, a California corporation,
                                                  General Partner

                                                  By:  /s/ Harry W. Ewing
                                                       ________________________
                                                       Harry W. Ewing,
                                                       President

               (Signature Page to Real Estate Purchase Agreement
                          and Escrow Instructions)


                                  SELLER:

                                  NORTHFORK COMMUNITIES, a
                                  California general partnership

                                  By:    HOMEFED COMMUNITIES, INC., a
                                         California corporation, General Partner


                                         By:  /s/ Paul J. Borden
                                              _________________________________
                                              Paul J. Borden,
                                              President

                                   By:   HOMEFED RESOURCES CORPORATION, a
                                         California corporation, General Partner

                                         By:  /s/ Paul J. Borden
                                              _________________________________
                                              Paul J. Borden,
                                              President

                            CONSENT OF ESCROW HOLDER

  The undersigned, Escrow Holder, hereby agrees to (i) accept the foregoing Agreement, (ii) be Escrow Holder under the Agreement and (iii) be bound by the Agreement in the performance of its duties as Escrow Holder; provided, however, the undersigned shall have no obligations, liability or responsibility under (x) this Consent or otherwise unless and until the Agreement, as fully signed by the parties, has been delivered to the undersigned or (y) any amendment to the Agreement unless and until the same shall be accepted by the undersigned in writing.

Dated: July 26, 1998

                                  PLACER TITLE COMPANY


                                  By:  /s/ Sue Weaver
                                       ------------------------------

                                  Its: Commercial Escrow Officer
                                       ------------------------------

                                    PROPERTY
                                    --------












                                   EXHIBIT A
                                   ---------

                                  EXHIBIT "A"

The land referred to herein is situate in the unincorporated area, County of Placer, State of California, described as follows:

PARCEL ONE:
The East 590.00 feet of the North 1476.60 feet of the Southwest quarter of Section 9, Township 10 North, Range 7
East, MDB&M.

APN:  466-010-002-000\

PARCEL TWO:
The Southeast quarter of Section 9, Township 10 North,
Range 7 East, MDB&M.

EXCEPT that portion conveyed to Elsie Mary Mariani by deed dated May 22, 1967, recorded March 7, 1969, in Book 1235, page 637, Official Records of Placer County.

ALSO EXCEPTING THEREFROM that portion conveyed to Roseville Joint Union High School District by Deed dated
May 20, 1993, recorded May 26, 1993, as Instrument No. 93-037464.

APN:  466-010-017-000

PARCEL THREE:
All that portion of the following described property lying
Southerly of Eureka Road, in the State of California,
County of Placer, described as follows:

All that portion of the Northeast one-quarter of Section
9, Township 10 North, Range 7 East, Mount Diablo Meridian, described as follows:

Beginning at a one-half inch iron bar tagged L.S. 2457 and set in the West line of the Northeast one-quarter of said
Section 9, from which the North one-quarter corner of said
Section 9, as shown on that certain survey of record in Book 1 of Surveys, page 41, Placer County Records; bears North 01 48'42" West 1979.46 feet distance; thence, from said point of beginning, along the West line of said Northeast one-quarter of Section 9, South 01 48'42" East
693.31 feet to a one-half inch iron bar tagged L.S. 2457 and set at the Southwest corner of the Northeast one-quarter of said Section 9; thence, along the South line of said Northeast one-quarter, South 87 567'20" East 511.38 feet to a point located South 87 57'20" West 350.00 feet from the Southeast corner of the West one-third of the Northeast one-quarter of said Section 9 (said Southeast corner being located two-thirds of the whole distance across the South line of said Northeast one-quarter measured Westerly from the Southeast corner thereof);
thence leaving said South line, North 01 46'25" West
664.40 feet; thence, North 84 44'42" West 514.58 feet to the point of beginning.

Said land being shown and designated as Parcel D on that certain
Record of Survey filed April 18, 1962 in Book 2, page 5, of
Surveys, in the office of the Placer County Recorder.

APN:  048-151-025-000

Recorded at Request of and          )
                                    )
When Recorded Mail to:              )
                                    )
Southfork Partnership               )
c/o Coker-Ewing Company             )
3300 Douglas Blvd., Suite 250       )
Roseville, CA  95661-3807           )
Attention:  Robert B. Coker, Jr.    )
                                    )
Mail Tax Statements to:             )
                                    )
Southfork Partnership               )
c/o Coker-Ewing Company             )
3300 Douglas Blvd., Suite 250       )
Roseville, CA  95661-3807           )
Attention:  Robert B. Coker, Jr.    )
______________________________________________________________________________
                                          (Above space for recorder's use)

                                         Assessor's Parcel No.
                                                              ________

Parcel No. [Statement of Tax Due ____ Request That Stamp Not Be
Made Part Of The Permanent Record To Be Filed Separately From
The Grant Deed.]

                          GRANT DEED

     For valuable consideration, receipt of which is acknowledged, Northfork Communities, a California general partnership, hereby grants to Southfork Partnership, a California general partnership, the real property in the County of Placer, State of California, described on Exhibit A attached hereto and made a part hereof, subject to all matters of record or otherwise known to Grantee as of the date this deed is filed for recordation.

     WITNESS WHEREOF, the undersigned has executed this document as of the day and year indicated.

DATED:  _____________________, 1998


                                   NORTHFORK COMMUNITIES, a
                                   California general partnership

                                   By:  HOMEFED COMMUNITIES, INC., a
                                        California corporation, General Partner


                                        By:
                                             ________________________________
                                             Paul J. Borden,
                                             President


                                   By:  HOMEFED RESOURCES CORPORATION, a
                                        California corporation, General Partner


                                        By:
                                             ________________________________
                                             Paul J. Borden,
                                             President





                                 EXHIBIT B
                                 ---------

                                 EXHIBIT A
                                 ---------

                                    TO

                                GRANT DEED
                                ----------


     All of the real property in the County of Placer, State of California, described in the attached legal description:










                                EXHIBIT B
                                ---------

                               EXHIBIT "A"

The land referred to herein is situate in the unincorporated area, County of Placer, State of California, described as follows:

PARCEL ONE:
The East 590.00 feet of the North 1476.60 feet of the Southwest quarter of Section 9, Township 10 North, Range 7
East, MDB&M.

APN:  466-010-002-000\

PARCEL TWO:
The Southeast quarter of Section 9, Township 10 North,
Range 7 East, MDB&M.

EXCEPT that portion conveyed to Elsie Mary Mariani by deed dated May 22, 1967, recorded March 7, 1969, in Book 1235, page 637, Official Records of Placer County.

ALSO EXCEPTING THEREFROM that portion conveyed to Roseville Joint Union High School District by Deed dated
May 20, 1993, recorded May 26, 1993, as Instrument No. 93-037464.

APN:  466-010-017-000

PARCEL THREE:
All that portion of the following described property lying
Southerly of Eureka Road, in the State of California,
County of Placer, described as follows:

All that portion of the Northeast one-quarter of Section
9, Township 10 North, Range 7 East, Mount Diablo Meridian, described as follows:

Beginning at a one-half inch iron bar tagged L.S. 2457 and set in the West line of the Northeast one-quarter of said
Section 9, from which the North one-quarter corner of said
Section 9, as shown on that certain survey of record in Book 1 of Surveys, page 41, Placer County Records; bears North 01 48'42" West 1979.46 feet distance; thence, from said point of beginning, along the West line of said Northeast one-quarter of Section 9, South 01 48'42" East
693.31 feet to a one-half inch iron bar tagged L.S. 2457 and set at the Southwest corner of the Northeast one-quarter of said Section 9; thence, along the South line of said Northeast one-quarter, South 87 567'20" East 511.38 feet to a point located South 87 57'20" West 350.00 feet from the Southeast corner of the West one-third of the Northeast one-quarter of said Section 9 (said Southeast corner being located two-thirds of the whole distance across the South line of said Northeast one-quarter measured Westerly from the Southeast corner thereof);
thence leaving said South line, North 01 46'25" West
664.40 feet; thence, North 84 44'42" West 514.58 feet to the point of beginning.

Said land being shown and designated as Parcel D on that certain
Record of Survey filed April 18, 1962 in Book 2, page 5, of
Surveys, in the office of the Placer County Recorder.

APN:  048-151-025-000

STATE OF CALIFORNIA,  )
                      ) ss.
COUNTY OF ____________)


On ___________, _____, before me,_______________________________, a Notary
Public in and for the State of California, personally appeared
__________________________, personally known to me (or provided to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he or she executed the within instrument in his or her authorized capacity and that, by his or her signature on the within instrument, the person or entity upon behalf of which he or she acted executed the within instrument.

WITNESS my hand and official seal.

                                Signature
                                           _________________________________


(Seal)



                                EXHIBIT B
                                ---------

                                ASSIGNMENT
                                ----------

     THIS ASSIGNMENT ("Assignment") is made and entered into as of ________________, 1998, by and between Northfork Communities, a California general partnership ("Assignor"), and Southfork Partnership, a California general partnership ("Assignee"), effective as of the date hereof.

     1. For value received, and pursuant to that certain Real Estate Purchase Agreement and Escrow Instructions ("Purchase Agreement") entered into on _____________, 1998 by and between Assignor and Assignee, Assignor hereby assigns and transfers to Assignee all of Assignor's right, title and interest, if any, in and to the following:

     (a)  all appraisal, engineering, soils,
environmental ground water, grading, architectural, remediation and other reports, studies and plans relating to the real property described in Exhibit A attached hereto (the "Land") or contemplated development thereof in the possession of Assignor; and

     (b) all other tangible and intangible personal or other property rights and appurtenances, including all rights arising in connection with all contracts, agreements, warranties, guarantees and indemnities relating to the Land or other items of the personal property, including, without limitation, all development rights, drawings, rights against contractors or consultants, mineral rights, interests, privileges and appurtenances and all business licenses, permits and certificates pertaining to the Land, which Assignor has the right and power to assign.

     2. Assignee agrees to assume or take the Land subject to and to be bound by the contracts and agreements affecting the Land that Assignee has agreed to assume under the Purchase Agreement. This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

     3. In the event of any controversy arising out of or in connection with this Assignment, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including actual attorneys' fees, disbursements, and court costs reasonably incurred by the prevailing party in connection with such action or proceeding.

     4. This Assignment shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California applicable to agreements made and to be performed wholly within the State of California.

     5. This Assignment may be executed in counterparts, each of which shall constitute an original, but all of which shall collectively constitute one Assignment.

                                EXHIBIT C
                                ---------

     IN WITNESS WHEREOF, this Assignment has been executed effective as of the date first above written.


                                ASSIGNOR:

                                NORTHFORK COMMUNITIES, a
                                California general partnership

                                By:    HOMEFED COMMUNITIES, INC., a
                                       California corporation,
                                       General Partner

                                       By:  _________________________________
                                            Paul J. Borden
                                            President

                                By:    HOMEFED RESOURCES CORPORATION, a
                                       California corporation,
                                       General Partner

                                       By:  _________________________________
                                            Paul J. Borden
                                            President

                                ASSIGNEE:

                                SOUTHFORK PARTNERSHIP, a
                                California general partnership,
                                Member

                                By:    COKER-EWING COMPANY, L.P., a
                                       California Limited Partnership,
                                       General Partner

                                       By:  COKER DEVELOPMENT, INC., a
                                            California corporation,
                                            General Partner

                                            By:  ____________________________
                                                 Robert B. Coker, Jr.,
                                                 President

                                        By:  EWING DEVELOPMENT, INC., a
                                             California corporation,
                                             General Partner

                                             By:  ________________________
                                                  Harry W. Ewing,
                                                  President


                                EXHIBIT C
                                ---------

                        (Signature Page to Assignment)

                                By:   COKER-EWING COMPANY FOUR, a
                                      California general partnership,
                                      General Partner

                                      By:  CODI 4, a California
                                           corporation, General Partner

                                           By:  __________________
                                                Robert B. Coker, Jr.,
                                                President

                                      By:  UD4, a California corporation,
                                           General Partner

                                           By:  __________________
                                                Harry W. Ewing,
                                                President




                                EXHIBIT C
                                ---------

                               EXHIBIT "A"

The land referred to herein is situate in the unincorporated area, County of Placer, State of California, described as follows:

PARCEL ONE:
The East 590.00 feet of the North 1476.60 feet of the Southwest quarter of Section 9, Township 10 North, Range 7
East, MDB&M.

APN:  466-010-002-000\

PARCEL TWO:
The Southeast quarter of Section 9, Township 10 North,
Range 7 East, MDB&M.

EXCEPT that portion conveyed to Elsie Mary Mariani by deed dated May 22, 1967, recorded March 7, 1969, in Book 1235, page 637, Official Records of Placer County.

ALSO EXCEPTING THEREFROM that portion conveyed to Roseville Joint Union High School District by Deed dated
May 20, 1993, recorded May 26, 1993, as Instrument No. 93-037464.

APN:  466-010-017-000

PARCEL THREE:
All that portion of the following described property lying
Southerly of Eureka Road, in the State of California,
County of Placer, described as follows:

All that portion of the Northeast one-quarter of Section
9, Township 10 North, Range 7 East, Mount Diablo Meridian, described as follows:

Beginning at a one-half inch iron bar tagged L.S. 2457 and set in the West line of the Northeast one-quarter of said
Section 9, from which the North one-quarter corner of said
Section 9, as shown on that certain survey of record in Book 1 of Surveys, page 41, Placer County Records; bears North 01 48'42" West 1979.46 feet distance; thence, from said point of beginning, along the West line of said Northeast one-quarter of Section 9, South 01 48'42" East
693.31 feet to a one-half inch iron bar tagged L.S. 2457 and set at the Southwest corner of the Northeast one-quarter of said Section 9; thence, along the South line of said Northeast one-quarter, South 87 567'20" East 511.38 feet to a point located South 87 57'20" West 350.00 feet from the Southeast corner of the West one-third of the Northeast one-quarter of said Section 9 (said Southeast corner being located two-thirds of the whole distance across the South line of said Northeast one-quarter measured Westerly from the Southeast corner thereof);
thence leaving said South line, North 01 46'25" West
664.40 feet; thence, North 84 44'42" West 514.58 feet to the point of beginning.

Said land being shown and designated as Parcel D on that certain
Record of Survey filed April 18, 1962 in Book 2, page 5, of
Surveys, in the office of the Placer County Recorder.

APN:  048-151-025-000

                CERTIFICATE OF NON-FOREIGN STATUS

     Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Northfork Communities, a California general partnership ("Seller"), the undersigned hereby certifies the following on behalf of Seller.

     1. Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax
Regulations);

     2. Seller's U.S. employer identification number is ___________; and

     3.   Seller's address is 529 East South Temple, Salt Lake
City, UT  84102-1089.

     Seller understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Under penalties of perjury I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

DATED:  _____________________, 1998

                                SELLER:

                                NORTHFORK COMMUNITIES, a
                                California general partnership

                                By:  HOMEFED COMMUNITIES, INC., a
                                     California corporation, General Partner


                                     By:
                                          ________________________________
                                          Paul J. Borden,
                                          President


                                By:  HOMEFED RESOURCES CORPORATION, a
                                     California corporation, General Partner

                                     By:
                                          ________________________________
                                          Paul J. Borden,
                                          President


                               EXHIBIT D
                               ---------

                      CERTIFICATE OF STATUS

     Section 18662 of the California Revenue and Taxation Code provides that a transferee (buyer) of a California real property interest must withhold tax if the transferor (seller) is a foreign person, other than a partnership as determined by the Internal Revenue Code ("Code"), or a corporation with no permanent place of business in California.

     To inform Southfork Partnership, a California general partnership ("Transferee"), that withholding of tax under
Section 18662 of the California Revenue and Taxation Code is not required upon disposition of certain real property to the Transferee by Northfork Communities, a California general partnership ("Transferor"), the undersigned hereby represents and certifies by initialing the following on behalf of the
Transferor:

     1.   The Transferor is a(n):

                       ____ Individual

                       _X__ Partnership (general or limited) as determined
                            under the Code

                       ____ Limited Liability Company treated as a
                            "partnership" under the Code

                       ____ Corporation

     2.   If the Transferor is an individual, the Transferor:

                       ____ Is a resident of California with the following
                            street address:

                       _______________________________________

                       _______________________________________

                       ____ Is conveying California real
                            property that is in the Transferor's
                            "principal residence," within the meaning of
                            Section 1034 of the Code, having the following street address:

                       _______________________________________

                       _______________________________________



                               EXHIBIT E
                               ---------

                       ____ Has obtained an exemption from
                            withholding from the Franchise Tax Board.

     3.   If the Transferor is a corporation or limited liability company:

                       3.1 At least one of the following is applicable immediately after the transfer of title to the California real property.

                       ____ The corporation or limited liability company is
                            organized and existing under the laws of the State of California.

                       ____ The corporation or limited liability company has
                            qualified with the Office of Secretary of State of California to transact business in California.

                       ____ The corporation or limited liability company
                            maintains and staffs a permanent office in California at the following street address:

                       _______________________________________

                       _______________________________________

                       3.2 The undersigned is a duly qualified and acting officer of the Transferor.

      4. The Transferor understands that this certification may be disclosed to the California Franchise Tax Board by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.




                               EXHIBIT E
                               ---------

     Under penalty of perjury, the undersigned declares that the undersigned has examined this certification and to the best of its knowledge and belief it is true, correct, and complete.

DATED:  _______________, 1998

                                TRANSFEROR:

                                NORTHFORK COMMUNITIES, a
                                California general partnership

                                By:  HOMEFED COMMUNITIES, INC.,
                                     a California corporation,
                                     General Partner


                                     By:
                                         ________________________________
                                         Paul J. Borden,
                                         President

                                By:  HOMEFED RESOURCES CORPORATION, a
                                     California corporation, General Partner


                                     By:
                                          ________________________________
                                          Paul J. Borden,
                                          President


                                EXHIBIT E
                                ---------